Exhibit 10.4

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made as of November 6, 2026, by and between Newton Golf Company, Inc., a Delaware corporation (the “Company”), and Brynnwood, LLLP, a Delaware limited liability partnership (the “Lender”).

RECITALS

WHEREAS, the Company previously entered into that certain Loan and Security Agreement, dated July 1, 2026, by and between the Company as borrower and the Lender (the “Loan Agreement”);

WHEREAS, the Lender agreed to provide the Company with a senior secured revolving credit facility in an aggregate principal amount of up to $5,000,000 pursuant to the terms of the Loan Agreement;

WHEREAS, as of the effective date of this Agreement, the Company owes the Lender $1,000,000 in principal under the Loan Agreement (the “Loan Agreement Outstanding Principal Balance”);

WHEREAS, the Company has authorized the designation and issuance of shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), having the rights, preferences, powers, restrictions, and limitations set forth in that certain Certificate of Designation of Series A Convertible Preferred Stock of Newton Golf Company, Inc. attached hereto as Exhibit A;

WHEREAS, the Company and the Lender desire to exchange the Loan Agreement Outstanding Principal Balance for a combination of shares of Series A Preferred Stock and shares of the Company’s Common Stock on the terms and conditions set forth herein (the “Exchange”);

WHEREAS, the issuance of the Exchange Shares (as defined below) is being made in reliance upon the exemption from registration provided by Regulation D of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Certificate of Designation.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Certificate of Designation” means the Certificate of Designation of Series A Convertible Preferred Stock of Newton Golf Company, Inc., attached hereto as Exhibit A.

“Closing” shall have the meaning set forth in Section 2.1.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Common Stock Original Issue Price” means, with respect to each share of Common Stock to be issued as part of the Exchange, the greater of (i) $1.24 per share and (ii) the greater of (a) $0.01 above the per share closing price of the Company’s Common Stock on the Nasdaq immediately preceding the execution date of this Agreement (b) $0.01 above the average closing price of the Company’s Common Stock for the five (5) trading days immediately preceding the execution date of this Agreement.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Series A Preferred Stock in accordance with the Certificate of Designation.

“Exchange” shall have the meaning set forth in the Recitals.

“Exchange Shares” means the shares of Series A Preferred Stock and shares of Common Stock to be issued to the Lender in exchange for the Loan Agreement Outstanding Principal Balance, as set forth in Section 2.2 hereof.

“Material Adverse Effect” means any material adverse effect on the business, operations, or financial condition of the Company and its subsidiaries, taken as a whole (excluding changes generally affecting the capital markets, public equity markets, the golf industry, similarly situated companies, tariffs, supply chain disruptions, seasonality, macroeconomic conditions, changes in GAAP (as defined in the Loan Agreement), changes in law or accounting treatment), and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

“Series A Preferred Stock Original Issue Price” means, with respect to each share of Series A Preferred Stock to be issued as part of the Exchange, the greater of (i) $1.00 per share and (ii) the greater of (a) $0.01 above the per share closing price of the Company’s Common Stock on the Nasdaq immediately preceding the execution date of this Agreement (b) $0.01 above the average closing price of the Company’s Common Stock for the five (5) trading days immediately preceding the execution date of this Agreement.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.01 per share, of the Company, having the rights, preferences, powers, restrictions, and limitations set forth in the Certificate of Designation.

“Trading Day” means a day on which the Common Stock is quoted or traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

ARTICLE II.

THE EXCHANGE

Section 2.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 5 hereof, the closing of the Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures, on the date hereof, or at such other time and place as the Company and the Lender mutually agree (the “Closing Date”).

Section 2.2 Deliveries. On or prior to the Closing:

(a) The Lender hereby agrees to exchange the Loan Agreement Outstanding Principal Balance for the Exchange Shares. The number of shares of Series A Preferred Stock to be issued to the Lender as part of the Exchange shall be determined by dividing an amount equal to 105% of $750,000 (i.e., $787,500) by the Series A Preferred Stock Original Issue Price. The number of shares of Common Stock to be issued to the Lender as part of the Exchange shall be determined by dividing an amount equal to 105% of $250,000 (i.e., $262,500) by the Common Stock Original Issue Price

(b) Upon delivery of the Exchange Shares to the Lender (or its assignee): (i) the Loan Agreement Outstanding Principal Balance shall be deemed paid and satisfied in full (but for the avoidance of doubt, not any accrued but unpaid interest owed under the Loan Agreement as of the execution date of this Agreement); (ii) the Lender hereby acknowledges that at such time the amount owed by the Company for any outstanding principal under the Loan Agreement shall be $0.00 (but for the avoidance of doubt, this does not include any accrued but unpaid interest owed under the Loan Agreement as of the execution date of this Agreement); (iii) the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement) shall remain in full force and effect and the full aggregate principal amount of up to $5,000,000 under the Loan Agreement shall be available for the Company to borrow in accordance with the terms of the Loan Agreement; (iv) the Lender consents to the Exchange and the issuance of Series A Preferred Stock and Common Stock in connection therewith, agrees that no default or Event of Default (as defined in the Loan Agreement) shall be caused thereby under the Loan Agreement, and waives any prepayment notice, premium, or other requirement thereunder with respect to the Exchange, and (v) the Lender, on behalf of itself and its affiliates, successors, and assigns, releases the Company from any and all claim for payment of the Loan Agreement Outstanding Principal Balance (but for the avoidance of doubt, not any accrued but unpaid interest owed under the Loan Agreement as of the execution date of this Agreement).

Section 2.3 Delivery. At the Closing:

(a) The Company shall deliver to the Lender: (i) stock certificates (or evidence of book-entry issuance) representing the Exchange Shares, registered in the name of the Lender; and (ii) the Company’s executed counterpart signature page to this Agreement.

(b) The Lender shall deliver to the Company the Lender’s executed counterpart signature page to this Agreement.

Section 2.4 Regulation D. The parties acknowledge and agree that the issuance of the Exchange Shares is being completed pursuant to Regulation D of the Securities Act.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Lender as follows:

Section 3.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect.

Section 3.2 Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement and the Certificate of Designation, to issue the Exchange Shares and to carry out and perform its obligations under the terms of this Agreement and the Certificate of Designation (collectively, the “Transaction Documents”). The Company’s Board of Directors has approved the Transaction Documents and the transactions contemplated hereby and thereby.

Section 3.3 Authorization. All corporate action on the part of the Company, its directors, and its stockholders necessary for the authorization, execution, delivery, and performance of this Agreement and the other Transaction Documents by the Company and the performance of the Company’s obligations hereunder and thereunder, including the issuance and delivery of the Exchange Shares and the reservation of the Conversion Shares, has been taken or will be taken prior to the issuance of such Exchange Shares and Conversion Shares. This Agreement and the other Transaction Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, and, with respect to rights to indemnity, subject to federal and state securities laws.

Section 3.4 Valid Issuance of Exchange Shares. The Exchange Shares, when issued in compliance with the provisions of this Agreement and the Certificate of Designation, will be validly issued, fully paid, and nonassessable and free of any liens or encumbrances, and, subject to the accuracy of the representations and warranties of the Lender in Section 4, issued in compliance with all applicable federal and state securities laws. The Conversion Shares, when issued upon conversion of the Exchange Shares in accordance with the Certificate of Designation, will be validly issued, fully paid, and nonassessable and free from all preemptive or similar rights, taxes, liens, and charges with respect to the issue thereof, subject to applicable Nasdaq rules and stockholder approval requirements, if any.

Section 3.5 Governmental Consents. No consent, approval, or authorization of, or designation, declaration, or filing with, any governmental authority is required on the part of the Company in connection with the valid execution and delivery of this Agreement or the other Transaction Documents, the offer, sale, or issuance of the Exchange Shares, or the consummation of any other transaction contemplated by this Agreement, except for (i) application(s) or notification(s) to each applicable Trading Market for quotation of the Conversion Shares thereon, if any are required, and (ii) any stockholder approval required pursuant to applicable Nasdaq rules.

Section 3.6 Non-Contravention. The execution and delivery by the Company of the Transaction Documents and the performance and consummation of the transactions contemplated hereby, including the issuance of the Exchange Shares and the reservation and issuance of the Conversion Shares, will not (i) violate the Certificate of Incorporation or bylaws of the Company or the Certificate of Designation or any material judgment, order, writ, decree, statute, rule, or regulation applicable to the Company provided, however, that the issuance of Conversion Shares shall at all times remain subject to compliance with applicable Nasdaq rules and stockholder approval requirements, if any; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument, or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset, or revenue of the Company, or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties, except in the case of clauses (ii) and (iii) above, for such breaches, violations, or conflicts as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.7 Regulation D Exemption. Assuming the accuracy of the representations and warranties of the Lender contained herein, the issuance of the Exchange Shares is exempt from registration under the Securities Act pursuant to the exemption provided by Regulation D.

Section 3.8 No General Solicitation. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell, or solicit offers to buy any of the Exchange Shares or Conversion Shares, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, or has taken or will take any action so as to bring the issuance of any of the Exchange Shares or Conversion Shares under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Exchange Shares.

Section 3.9 Compliance with Securities Laws. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance, and delivery of the Exchange Shares hereunder.

Section 3.10 No Litigation. There is no action, suit, proceeding, or, to the knowledge of the Company, inquiry or investigation, before any court, public board, government agency, self-regulatory organization, or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect.

Section 3.11 Certificate of Designation. The Certificate of Designation has been duly authorized by all necessary corporate action on the part of the Company and is a valid and binding obligation of the Company.

Section 3.12 No Commissions. The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Exchange.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender hereby represents and warrants to the Company as follows:

Section 4.1 Organization; Authority. The Lender is a limited liability partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

Section 4.2 The Loan Agreement. The Lender is the sole legal and beneficial owner of all right, title, and interest in, to, and under the Loan Agreement and the Loan Agreement Outstanding Principal Balance, free and clear of any liens, claims, or encumbrances, and has not sold, assigned, participated, pledged, or otherwise transferred any interest therein. The Lender has all requisite partnership power to execute and deliver this Agreement. All partnership action on the part of the Lender and its partners necessary for the authorization, execution, delivery, and performance of this Agreement and the performance of the Lender’s obligations hereunder, including to exchange the Loan Agreement Outstanding Principal Balance for the Exchange Shares, has been taken or will be taken prior to the issuance of such Exchange Shares This Agreement, when executed and delivered by the Lender, shall constitute a valid and binding obligation of the Lender enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, general principles of equity, and, with respect to rights to indemnity, subject to federal and state securities laws.

Section 4.3 Investment Intent. The Lender represents that it is acquiring the Exchange Shares solely for the Lender’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Exchange Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

Section 4.4 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, the Lender hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Exchange Shares, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Exchange and to obtain any additional information necessary to verify the accuracy of the information given the Lender, and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment.

Section 4.5 Ability to Bear Economic Risk. The Lender acknowledges that investment in the Exchange Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Exchange Shares for an indefinite period of time and to suffer a complete loss of its investment.

Section 4.6 Reliance on Regulation D Exemption. The Lender understands that the Exchange Shares are being offered and issued in reliance on specific provisions of federal and state securities laws, specifically Regulation D of the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of the Lender set forth herein for purposes of qualifying for such exemption from registration under the Securities Act and applicable state securities laws.

Section 4.7 Accredited Investor Status. The Lender is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

Section 4.8 No Conflicts. The execution, delivery, and performance by the Lender of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Lender, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement, indenture, or instrument to which the Lender is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, or decree (including federal and state securities laws) applicable to the Lender, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights, or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Lender to perform its obligations hereunder.

Section 4.9 No Commissions. The Lender has not paid, and shall not pay, any commission, fee, or other remuneration, directly or indirectly, to any person in connection with the transactions contemplated by this Agreement.

Section 4.10 Acknowledgment of Exchange Terms. The Lender acknowledges that the terms of the Exchange have been established by negotiation between the Company and the Lender. The Lender acknowledges that the Company has not made any representation to the Lender about the advisability of this decision or the potential future value of the Loan Agreement Outstanding Principal Balance. THE LENDER ACKNOWLEDGES THAT, BY EXCHANGING THE LOAN AGREEMENT OUTSTANDING PRINCIPAL BALANCE FOR THE EXCHANGE SHARES PURSUANT TO THIS AGREEMENT, THE LENDER WILL NOT BENEFIT FROM ANY FUTURE APPRECIATION IN THE VALUE OF THE LOAN AGREEMENT OUTSTANDING PRINCIPAL BALANCE AND RELINQUISHES ALL RIGHTS TO THE LOAN AGREEMENT OUTSTANDING PRINCIPAL BALANCE UNDER THE LOAN AGREEMENT, INCLUDING BUT NOT LIMITED TO ANY RIGHT TO ITS REPAYMENT.

Section 4.11 Further Assurances. The Lender agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

ARTICLE V.

CONDITIONS TO CLOSING

Section 5.1 Conditions to Obligations of the Lender. The obligation of the Lender to consummate the Exchange at the Closing is subject to the satisfaction (or waiver by the Lender) of the following conditions:

(a) The representations and warranties of the Company contained in Section 3 hereof shall be true and correct in all material respects as of the Closing Date.

(b) The Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware, and the Certificate of Designation shall be in full force and effect.

(c) The Company shall have performed and complied in all material respects with all agreements, obligations, and conditions contained herein that are required to be performed or complied with by the Company on or before the Closing Date.

(d) No Material Adverse Effect shall have occurred with respect to the Company since the date hereof.

Section 5.2 Conditions to Obligations of the Company. The obligation of the Company to consummate the Exchange at the Closing is subject to the satisfaction (or waiver by the Company) of the following conditions:

(a) The representations and warranties of the Lender contained in Section 4 hereof shall be true and correct in all material respects as of the Closing Date.

(b) The Lender shall have performed and complied in all material respects with all agreements, obligations, and conditions contained herein that are required to be performed or complied with by the Lender on or before the Closing Date.

ARTICLE VI.

OTHER AGREEMENTS OF THE PARTIES

Section 6.1 Removal of Legends.

(a) The Exchange Shares and Conversion Shares (the “Securities”) may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of any such Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Lender, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Lender under this Agreement.

(b) The Lender agrees to the imprinting, so long as is required by this Section 6.1, of a legend on each of the Securities in substantially the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE] [HAS NOT] [HAVE BEEN] REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(c) The Company shall remove the legends described in Section 6.1(b) (or instruct the Transfer Agent to so remove such legend) from the book-entry account evidencing the Securities if (i) such Securities are sold pursuant to an effective and available registration statement under the Securities Act, as certified by the holder of such Securities to the Company and its counsel in a customary representation letter to such effect, (ii) such Securities are sold or transferred pursuant to Rule 144, as certified by the holder of such Securities to the Company and its counsel in a customary representation letter to such effect, or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner of sale restrictions and the Company has received such certificates or other documentation or evidence as the Company and its counsel may reasonably require to determine that the holder and/or beneficial owner of such Security has satisfied the applicable holding period requirement in respect of such Securities under Rule 144 and is not, and has not been during the immediately preceding three (3) months, an affiliate (as such term is used in Rule 144) of the Company.

Section 6.2 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities.

Section 6.3 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares pursuant to the Certificate of Designation and the applicable Exchange Shares, subject to compliance with applicable Nasdaq rules and stockholder approval requirements, if any.

ARTICLE VII.

MISCELLANEOUS

Section 7.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 7.2 Governing Law and Venue. This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to conflicts of laws principles. Each of the parties hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

Section 7.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 7.4 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to the Lender at the address(es) set forth on their respective signature pages hereto or at such other address(es) as the Company or the Lender may designate by ten (10) calendar days’ advance written notice to the other party hereto.

Section 7.5 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by the Company and the Lender.

Section 7.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to the Lender, upon any breach or default of the Company under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character by the Lender of any breach or default under this Agreement, or any waiver by the Lender of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, or by law or otherwise afforded to the Lender, shall be cumulative and not alternative.

Section 7.7 Entire Agreement. This Agreement, together with the Certificate of Designation, and the exhibits and schedules hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, and agreements except as specifically set forth herein and therein.

Section 7.8 Counterparts. This Agreement may be executed by electronic signature and in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including ..pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com)) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 7.9 Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid, or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof.

Section 7.10 Survival. The representations, warranties, and covenants of the Company and the Lender contained herein shall survive the Closing and delivery of the Exchange Shares.

Section 7.11 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.12 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 7.13 Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Closing has not occurred on or before the fifth (5th) Trading Day immediately following the date of this Agreement, then, at the election of either party delivered in writing to the other party, this Agreement shall be terminated and be null and void ab initio and the Loan Agreement Outstanding Principal Balance shall not be satisfied hereunder and shall remain outstanding under the Loan Agreement as if this Agreement never existed.

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IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

COMPANY:

NEWTON GOLF COMPANY, INC.

By:	/s/ Jeff Clayborne
Name:	Jeff Clayborne
Title:	Chief Financial Officer

Address for Notices: 551 Calle San Pablo

Camarillo, California 93012

Email: [Intentionally omitted.]

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

BRYNNWOOD, LLLP

By:	/s/ KC Cross
Title:	Manager

Address for Notices: [Intentionally omitted.]

Outstanding Principal Amount of Loan and Security Agreement (excluding accrued but unpaid interest): $1,000,000

Number of Shares of Series A Preferred Stock: 7,875

Number of Shares of Common Stock: 211,693

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